April 2023

Preliminary Terms No. 8,639
Registration Statement Nos. 333-250103; 333-250103-01
Dated March 31, 2023
Filed pursuant to Rule 433

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Trigger PLUS will be based on the value of the worst performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying, subject to the maximum payment at maturity. If the final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final level of any underlying is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer. Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in any underlying beyond its respective trigger level will result in a significant loss of your investment even if the other underlyings have appreciated or have not declined as much. These long-dated Trigger PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlyings and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature that applies to a limited range of performance of the worst performing underlying. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Trigger PLUS differ from the PLUS described in the accompanying product supplement for PLUS in that the Trigger PLUS offer the potential for a positive return at maturity if the worst performing underlying depreciates by no more than 45%. The Trigger PLUS are not the Buffered PLUS described in the accompanying product supplement for PLUS. Unlike the Buffered PLUS, the Trigger PLUS do not provide any protection if the worst performing underlying depreciates by more than 45%.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	April 20, 2028
Underlyings:

The Dow Jones Industrial AverageSM (the “INDU Index”), the Technology Select Sector SPDR® Fund (the “XLK Shares”) and the iShares® Russell 2000 Value ETF (the “IWN Shares,” and together with the XLK Shares, the “underlying shares”)

Aggregate principal amount:	$
Payment at maturity:

If the final level of each underlying is greater than its respective initial level,

$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)

In no event will the payment at maturity exceed the maximum payment at maturity.

If the final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level,

$1,000

If the final level of any underlying is less than its respective trigger level,

$1,000 × underlying performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and will represent a loss of at least 45%, and possibly all, of your investment.

Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lesser underlying percent change
Underlying performance factor:	With respect to each underlying, final level / initial level
Maximum payment at maturity:	$1,800 per Trigger PLUS (180% of the stated principal amount)
Initial level:

With respect to the INDU Index, , which is the index closing value of such underlying on the pricing date

With respect to the XLK Shares, $ , which is the closing price of such underlying on the pricing date

With respect to the IWN Shares, $ , which is the closing price of such underlying on the pricing date

Final level:

With respect to the INDU Index, the index closing value of such underlying on the valuation date

With respect to the XLK Shares, the closing price of such underlying on the valuation date times the relevant adjustment factor on such date

With respect to the IWN Shares, the closing price of such underlying on the valuation date times the relevant adjustment factor on such date

Valuation date:	April 17, 2028, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Leverage factor:	500%
Adjustment factor:	With respect to each of the XLK Shares and the IWN Shares, 1.0, subject to adjustment in the event of certain events affecting the XLK Shares or the IWN Shares
Trigger level:

With respect to the INDU Index, , which is 55% of its initial level

With respect to the XLK Shares, $ , which is 55% of its initial level

With respect to the IWN Shares, $ , which is 55% of its initial level

Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS
Pricing date:	April 14, 2023
Original issue date:	April 19, 2023 (3 business days after the pricing date)
CUSIP / ISIN:	61774XMA8 / US61774XMA80
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $930.80 per Trigger PLUS, or within $55.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public (1)	Agent’s commissions and fees (2)	Proceeds to us(3)
Per Trigger PLUS	$1,000	$	$
Total	$	$	$

(1) The Trigger PLUS will be sold only to investors purchasing the Trigger PLUS in fee-based advisory accounts.

(2) MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3) See “Use of proceeds and hedging” on page 24.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2020  Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028 (the “Trigger PLUS”) can be used:

￭To gain exposure to the worst performing of three equity underlyings for a certain range of positive performance, subject to the maximum payment at maturity

￭To potentially outperform the worst performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF in a moderately bullish scenario by taking advantage of the leverage factor

￭To provide limited protection against loss of principal in the event of a decline of the worst performing underlying but only if the respective final level of the worst performing underlying is greater than or equal to the respective trigger level

If the final level of any underlying is less than its respective trigger level, investors will be negatively exposed to the full amount of the percent decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer.

Maturity:	Approximately 5 years
Leverage factor:	500%
Maximum payment at maturity:	$1,800 per Trigger PLUS (180% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Trigger level:	With respect to each underlying, 55% of the initial level of such underlying
Coupon:	None
Listing:	The Trigger PLUS will not be listed on any securities exchange

The original issue price of each Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date will be less than $1,000. We estimate that the value of each Trigger PLUS on the pricing date will be approximately $930.80, or within $55.00 of that estimate. Our estimate of the value of the Trigger PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor, the trigger levels and the maximum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

April 2023 Page 2

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

April 2023 Page 3

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer leveraged upside exposure to the worst performing underlying, subject to the maximum payment at maturity. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying, subject to the maximum payment at maturity. If the final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final level of any underlying is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer. Investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to our credit risk.

Leveraged Performance Up to a Cap

The Trigger PLUS offer investors an opportunity to receive 500% of the positive return of the worst performing of the underlyings, subject to the maximum payment at maturity, if each underlying has appreciated in value.

Trigger Feature

At maturity, even if the worst performing underlying has declined over the term of the Trigger PLUS, you will receive your stated principal amount but only if the final level of each underlying is greater than or equal to its respective trigger level.

Upside Scenario if Each Underlying Appreciates

Each underlying increases in value, and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus 500% of the underlying percent change of the worst performing underlying, subject to the maximum payment at maturity of $1,800 per Trigger PLUS (180% of the stated principal amount).

Par Scenario

The final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level. In this case, you receive the stated principal amount of $1,000 at maturity even though the worst performing underlying has depreciated.

Downside Scenario

The final level of any underlying is less than its respective trigger level. In this case, the Trigger PLUS redeem for at least 45% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the worst performing underlying over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 55% of the stated principal amount per Trigger PLUS. For example, if the final level of the worst performing underlying is 70% less than its initial level, the Trigger PLUS will be redeemed at maturity for a loss of 70% of principal at $300, or 30% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in any underlying beyond its respective trigger level will result in a significant loss of your investment even if the other underlyings have appreciated or have not declined as much.

April 2023 Page 4

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS. The following examples are for illustrative purposes only. The actual initial level and trigger level for each underlying will be determined on the pricing date. Any payment at maturity on the Trigger PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Leverage factor:	500%
Maximum payment at maturity:	$1,800 per Trigger PLUS (180% of the stated principal amount)
Hypothetical initial level:	With respect to the INDU Index: 30,000 With respect to the XLK Shares: $150.00 With respect to the IWN Shares: $130.00
Hypothetical trigger level:	With respect to the INDU Index: 16,500 With respect to the XLK Shares: $82.50 With respect to the IWN Shares: $71.50

EXAMPLE 1: Each underlying appreciates significantly and so investors receive only the maximum payment at maturity.

Final level		INDU Index: 57,000
XLK Shares: $300.00 IWN Shares: $240.50
Underlying percent change		INDU Index: (57,000 – 30,000) / 30,000 = 90% XLK Shares: ($300.00 – $150.00) / $150.00 = 100% IWN Shares: ($240.50 – $130.00) / $130.00 = 85%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying), subject to the maximum payment at maturity
	=	$1,000 + ($1,000 × 500% × 85%), subject to the maximum payment at maturity
	=	maximum payment at maturity of $1,800 per Trigger PLUS

In example 1, the final levels of the INDU Index, the XLK Shares and the IWN Shares are significantly greater than their initial levels. The INDU Index has appreciated by 90%, the XLK Shares have appreciated by 100% and the IWN Shares have appreciated by 85%. Therefore, investors receive at maturity the stated principal amount plus 500% of the appreciation of the worst performing underlying, which is the IWN Shares in this example, subject to the maximum payment at maturity of $1,800 per Trigger PLUS. Under the terms of the Trigger PLUS, investors will realize the maximum payment at maturity at a final level of the worst performing underlying of 116% of its respective initial level. Therefore, in this example, investors receive only the maximum payment at maturity of $1,800 per stated principal amount, even though each underlying has appreciated significantly.

EXAMPLE 2: The final level of each underlying is greater than its respective initial level.

Final level	INDU Index: 33,000
XLK Shares: $210.00 IWN Shares: $169.00

April 2023 Page 5

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Underlying percent change		INDU Index: (33,000 – 30,000) / 30,000 = 10% XLK Shares: ($210.00 – $150.00) / $150.00 = 40% IWN Shares: ($169.00 – $130.00) / $130.00 = 30%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying), subject to the maximum payment at maturity
	=	$1,000 + ($1,000 × 500% × 10%), subject to the maximum payment at maturity
	=	$1,500.00

In example 2, the final levels of the INDU Index, the XLK Shares and the IWN Shares are greater than their initial levels. The INDU Index has appreciated by 10% while the XLK Shares have appreciated by 40% and the IWN Shares have appreciated by 30%. Therefore, investors receive at maturity the stated principal amount plus 500% of the appreciation of the worst performing underlying, which is the INDU Index in this example. Investors receive $1,500.00 per Trigger PLUS at maturity.

EXAMPLE 3: The final levels of two underlyings are greater than their respective initial levels while the final level of the other underlying is less than its respective initial level but greater than its respective trigger level.

Final level		INDU Index: 42,000
		XLK Shares: $127.50 IWN Shares: $169.00
Underlying percent change		INDU Index: (42,000 – 30,000) / 30,000 = 40% XLK Shares: ($127.50 – $150.00) / $150.00 = -15% IWN Shares: ($169.00 – $130.00) / $130.00 = 30%
Payment at maturity	=	$1,000

In example 3, the final levels of the INDU Index and the IWN Shares are greater than their respective initial levels, while the final level of the XLK Shares is less than its respective initial level but greater than its respective trigger level. While the INDU Index has appreciated by 40% and the IWN Shares have appreciated by 30%, the XLK Shares have declined by 15%. Therefore, investors receive at maturity the stated principal amount of $1,000.

EXAMPLE 4: The final levels of two underlyings are greater than their respective initial levels while the final level of the other underlying is less than its respective initial level and trigger level.

Final level		INDU Index: 33,000
XLK Shares: $75.00 IWN Shares: $169.00
Underlying percent change		INDU Index: (33,000 – 30,000) / 30,000 = 10% XLK Shares: ($75.00 – $150.00) / $150.00 = -50% IWN Shares: ($169.00 – $130.00) / $130.00 = 30%
Underlying performance factor		INDU Index: 33,000 / 30,000 = 110% XLK Shares: $75.00 / $150.00 = 50% IWN Shares: $169.00 / $130.00 = 130%
Payment at maturity	=	$1,000 × underlying performance factor of the worst performing underlying
	=	$1,000 × 50%
	=	$500

April 2023 Page 6

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In example 4, the final levels of the INDU Index and the IWN Shares are greater than their respective initial levels, while the final level of the XLK Shares is less than its respective initial level and trigger level. While the INDU Index has appreciated by 10% and the IWN Shares have appreciated by 30%, the XLK Shares have declined by 50%. Therefore, investors are exposed to the negative performance of the XLK Shares, which is the worst performing underlying in this example, and receive a payment at maturity of $500. In this example, investors are exposed to the negative performance of the worst performing underlying even though the other underlyings have appreciated in value by 10% and by 30%, respectively, because the final level of each underlying is not greater than or equal to its respective trigger level.

EXAMPLE 5: The final level of each underlying is less than its respective trigger level.

Final level		INDU Index: 9,000
XLK Shares: $60.00 IWN Shares: $45.50
Underlying percent change		INDU Index: (9,000 – 30,000) / 30,000 = -70% XLK Shares: ($60.00 – $150.00) / $150.00 = -60% IWN Shares: ($45.50 – $130.00) / $130.00 = -65%
Underlying performance factor		INDU Index: 9,000 / 30,000 = 30% XLK Shares: $60.00 / $150.00 = 40% IWN Shares: $45.50 / $130.00 = 35%
Payment at maturity	=	$1,000 × (underlying performance factor of the worst performing underlying)
	=	$1,000 × 30%
	=	$300

In example 5, the final levels of the INDU Index, the XLK Shares and the IWN Shares are less than their respective trigger levels. The INDU index has declined by 70% while the XLK Shares have declined by 60% and the IWN Shares have declined by 65%. Therefore, investors are exposed to the negative performance of the INDU Index, which is the worst performing underlying in this example, and receive a payment at maturity of $300.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in any underlying beyond its respective trigger level will result in a significant loss of your investment even if the other underlyings have appreciated or have not declined as much.

April 2023 Page 7

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to an Investment in the Trigger PLUS

￭The Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final level of any underlying is less than its respective trigger level, the payment at maturity will be an amount in cash that is at least 45% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full amount of the decline in the value of the worst performing underlying over the term of the Trigger PLUS, without any buffer. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

￭The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity. The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity of $1,800 per Trigger PLUS, or 180% of the stated principal amount. Although the leverage factor provides leveraged upside returns if the final level of each underlying is greater than its respective initial level, because the payment at maturity will be limited to 180% of the stated principal amount for the Trigger PLUS, any increase in the final level of the worst performing underlying over its initial level by more than 16% of its initial level will not further increase the return on the Trigger PLUS.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including the value, volatility and dividend yield of the underlyings, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlyings may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “Dow Jones Industrial AverageSM Overview,” “Technology Select Sector SPDR® Fund Overview” and “iShares® Russell 2000 Value ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

￭The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

April 2023 Page 8

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭The amount payable on the Trigger PLUS is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date, subject to adjustment for non-index business days, non-trading days and certain market disruption events. Even if each underlying appreciates prior to the valuation date but the value of any underlying drops by the valuation date to below its respective trigger level, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than their respective trigger levels, the payment at maturity will be based solely on the closing levels on the valuation date.

￭Investing in the Trigger PLUS is not equivalent to investing in any underlying or the stocks composing the INDU Index, the Technology Select Sector Index or the Russell 2000® Value Index. Investing in the Trigger PLUS is not equivalent to investing in any underlying or the component stocks of the INDU Index, the Technology Select Sector Index or the Russell 2000® Value Index. As an investor in the Trigger PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the INDU Index, the Technology Select Sector Index or the Russell 2000® Value Index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of

April 2023 Page 9

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

routine secondary market size at prices based on its estimate of the current value of the Trigger PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and to other instruments linked to any underlying, the Technology Select Sector Index or the Russell 2000® Value Index), including taking positions in stocks constituting the INDU Index, the Technology Select Sector Index or the Russell 2000® Value Index or taking positions in the XLK Shares, the IWN Shares, futures and/or options contracts on the INDU Index, the XLK Shares, the IWN Shares, the Technology Select Sector Index or the Russell 2000® Value Index or their component stocks listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of any underlying index, and, therefore, could increase the value at or above which such underlying index must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the value of any underlying index on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial levels, the trigger levels and the final levels, including whether any underlying index has decreased to below its respective trigger level, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, whether to make any adjustments to the adjustment factors and the selection of a successor index or calculation of the index closing value of the INDU Index or the closing price of the XLK Shares or the IWN Shares, as applicable, in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Trigger PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Trigger PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Trigger PLUS every year at a “comparable yield” determined at the time of

April 2023 Page 10

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

issuance and recognize all income and gain in respect of the Trigger PLUS as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Trigger PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Trigger PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each of the underlyings. Your return on the Trigger PLUS it not linked to a basket consisting of each underlying. Rather, it will be based upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. If any underlying declines to below its respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing underlying at maturity, and you will lose a significant portion or all of your investment, even if the other underlyings have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each of the underlyings.

￭Because the Trigger PLUS are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a significant loss on your investment than if the Trigger PLUS were linked to just one underlying. The risk that you will suffer a significant loss on your investment is greater if you invest in the Trigger PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will decline to below its trigger level as of the valuation date than if the Trigger PLUS were linked to only one underlying. Therefore it is more likely that you will suffer a significant loss on your investment.

￭Investing in the Trigger PLUS exposes investors to risks associated with investments with a concentration in the technology sector. The stocks included in the Technology Select Sector Index and that are generally tracked by the XLK Shares are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the Trigger PLUS is linked to the performance of the XLK Shares, an investment in the Trigger PLUS exposes investors to risks associated with investments in securities with a concentration in the technology sector.

￭The Trigger PLUS are linked to the iShares® Russell 2000 Value ETF and are subject to risks associated with small-capitalization companies. As the iShares® Russell 2000 Value ETF is one of the underlyings, and the iShares®

April 2023 Page 11

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Russell 2000 Value ETF tracks the performance of stocks issued by companies with relatively small market capitalization, the Trigger PLUS are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the iShares® Russell 2000 Value ETF may be more volatile than indices or funds that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The investment strategy represented by the iShares® Russell 2000 Value ETF may not be successful. The iShares® Russell 2000 Value ETF seeks to track the investment results of the Russell 2000® Value Index. The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value-oriented, with lower price-to-book ratios and lower forecasted growth values. However, there can be no assurance that the Russell 2000® Value Index will outperform any other index or strategy that tracks stocks selected using other criteria. A “value” investment strategy is premised on the goal of investing in stocks that are deemed to be relatively cheap or “undervalued,” based on the assumption that the values of those stocks will increase over time. However, the value characteristics referenced by the Russell 2000® Value Index may not be accurate predictors of undervalued stocks, and there is in any event no guarantee that undervalued stocks will appreciate or will not depreciate. In addition, the selection methodology of the Russell 2000® Value Index includes an inherent bias against stocks with strong growth characteristics, and stocks with strong growth characteristics may outperform stocks with weak growth characteristics. It is possible that the investment strategy and stock selection methodology of the Russell 2000® Value Index will adversely affect its return and, therefore, the value of the Trigger PLUS.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XLK Shares or the IWN Shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the XLK Shares or the IWN Shares. However, the calculation agent will not make an adjustment for every event that can affect the XLK Shares or the IWN Shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the Trigger PLUS may be materially and adversely affected.

￭Adjustments to the XLK Shares, the IWN Shares or the indices tracked by the XLK Shares and the IWN Shares could adversely affect the value of the Trigger PLUS. The investment adviser to the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF (the “Investment Advisor”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index and the Russell 2000® Value Index, respectively. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the Technology Select Sector Index or the Russell 2000® Value Index. Any of these actions could adversely affect the price of the XLK Shares or the IWN Shares and, consequently, the value of the Trigger PLUS. The publisher of each of the share underlying indices is responsible for calculating and maintaining the Technology Select Sector Index and the Russell 2000® Value Index. The publisher may add, delete or substitute the stocks constituting the Technology Select Sector Index or the Russell 2000® Value Index or make other methodological changes that could change the level of the Technology Select Sector Index or the Russell 2000® Value Index. The publisher may discontinue or suspend calculation or publication of the Technology Select Sector Index or the Russell 2000® Value Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued Technology Select Sector Index or the Russell 2000® Value Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the XLK Shares or the IWN Shares and, consequently, the value of the Trigger PLUS.

April 2023 Page 12

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭The performance and market price of the XLK Shares and the IWN Shares, particularly during periods of market volatility, may not correlate with the performance of the Technology Select Sector Index or the Russell 2000® Value Index, the performance of the component securities of the Technology Select Sector Index or the Russell 2000® Value Index or the net asset value per share of the XLK Shares or the IWN Shares. The XLK Shares and the IWN Shares do not fully replicate the Technology Select Sector Index and the Russell 2000® Value Index, respectively, and may hold securities that are different than those included in the Technology Select Sector Index and the Russell 2000® Value Index.  In addition, the performance of the XLK Shares and the IWN Shares will reflect additional transaction costs and fees that are not included in the calculation of the Technology Select Sector Index and the Russell 2000® Value Index.  All of these factors may lead to a lack of correlation between the performance of the XLK Shares and the Technology Select Sector Index and the IWN Shares and the Russell 2000® Value Index, respectively.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the XLK Shares and the IWN Shares may impact the variance between the performances of XLK Shares and the Technology Select Sector Index and the IWN Shares and the Russell 2000® Value Index, respectively.  Finally, because the shares of the XLK Shares and the IWN Shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the XLK Shares or the IWN Shares may differ from the net asset value per share of the XLK Shares or the IWN Shares, respectively.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the XLK Shares or the IWN Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the XLK Shares or the IWN Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the XLK Shares or the IWN Shares, and their ability to create and redeem shares of the XLK Shares or the IWN Shares may be disrupted. Under these circumstances, the market price of shares of the XLK Shares or the IWN Shares may vary substantially from the net asset value per share of the XLK Shares or the IWN Shares or the level of the Technology Select Sector Index or the Russell 2000® Value Index, respectively.

For all of the foregoing reasons, the performance of the XLK Shares or the IWN Shares may not correlate with the performance of the Technology Select Sector Index and the Russell 2000® Value Index, respectively, the performance of the component securities of the Technology Select Sector Index and the Russell 2000® Value Index, respectively, or the net asset value per share of the XLK Shares or the IWN Shares.  Any of these events could materially and adversely affect the price of the shares of the XLK Shares or the IWN Shares and, therefore, the value of the Trigger PLUS.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment on the Trigger PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the XLK Shares or the IWN Shares on the valuation date, even if the XLK Shares’ or IWN Shares’ shares are underperforming the Technology Select Sector Index or the Russell 2000® Value Index, respectively, or the component securities of the Technology Select Sector Index and the Russell 2000® Value Index, respectively and/or trading below the net asset value per share of the XLK Shares or the IWN Shares.

￭Adjustments to the INDU Index could adversely affect the value of the Trigger PLUS. The publisher of the INDU Index may add, delete or substitute the stocks constituting the INDU Index or make other methodological changes that could change the value of the INDU Index. The publisher of the INDU Index may discontinue or suspend calculation or publication of the INDU Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

April 2023 Page 13

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on March 30, 2023:

Bloomberg Ticker Symbol:	INDU
Current Index Value:	32,859.03
52 Weeks Ago:	35,228.81
52 Week High (on 3/30/2022):	35,228.81
52 Week Low (on 9/30/2022):	28,725.51

The following graph sets forth the daily closing values of the INDU Index for the period from January 1, 2018 through March 30, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the INDU Index for each quarter in the same period. The closing value of the INDU Index on March 30, 2023 was 32,859.03. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The INDU index has at times experienced periods of high volatility, and you should not take the historical values of the INDU index as an indication of its future performance.

INDU Index Daily Closing Values January 1, 2018 to March 30, 2023

April 2023 Page 14

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Dow Jones Industrial AverageSM	High	Low	Period End
2018
First Quarter	26,616.71	23,533.20	24,103.11
Second Quarter	25,322.31	23,644.19	24,271.41
Third Quarter	26,743.50	24,174.82	26,458.31
Fourth Quarter	26,828.39	21,792.20	23,327.46
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter	30,606.48	26,501.60	30,606.48
2021
First Quarter	33,171.37	29,982.62	32,981.55
Second Quarter	34,777.76	33,153.21	34,502.51
Third Quarter	35,625.40	33,843.92	33,843.92
Fourth Quarter	36,488.63	34,002.92	36,338.30
2022
First Quarter	36,799.65	32,632.64	34,678.35
Second Quarter	35,160.79	29,888.78	30,775.43
Third Quarter	34,152.01	28,725.51	28,725.51
Fourth Quarter	34,589.77	29,202.88	33,147.25
2023
First Quarter (through March 30, 2023)	34,302.61	31,819.14	32,859.03

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

April 2023 Page 15

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Technology Select Sector SPDR® Fund Overview

The Technology Select Sector SPDR® Fund is an exchange-traded fund managed by Select Sector SPDR Trust (the “Trust”), which is a registered investment company. The Select Sector SPDR Trust consists of numerous separate investment portfolios, including the Technology Select Sector SPDR® Fund. The Technology Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. It is possible that this fund may not fully replicate the performance of the Technology Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by Select Sector SPDR Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Technology Select Sector SPDR® Fund is accurate or complete.

Information as of market close on March 30, 2023:

Bloomberg Ticker Symbol:	XLK UP
Current Share Price:	$148.88
52 Weeks Ago:	$161.32
52 Week High (on 4/4/2022):	$161.47
52 Week Low (on 10/12/2022):	$116.56

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLK Shares for each quarter from January 1, 2018 through March 30, 2023. The closing price of the XLK Shares on March 30, 2023 was $148.88. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The XLK Shares have at times experienced periods of high volatility, and you should not take the historical values of the XLK Shares as an indication of future performance.

XLK Shares Daily Closing Prices January 1, 2018 to March 30, 2023

April 2023 Page 16

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Technology Select Sector SPDR® Fund (CUSIP 81369Y803)	High ($)	Low ($)	Period End ($)
2018
First Quarter	70.73	62.01	65.42
Second Quarter	72.38	63.86	69.47
Third Quarter	75.77	69.26	75.33
Fourth Quarter	75.93	57.62	61.98
2019
First Quarter	75.09	58.89	74.00
Second Quarter	78.96	70.63	78.04
Third Quarter	82.75	75.75	80.53
Fourth Quarter	91.92	78.28	91.67
2020
First Quarter	102.79	70.40	80.37
Second Quarter	104.63	76.54	104.49
Third Quarter	127.03	104.66	116.70
Fourth Quarter	130.52	110.86	130.02
2021
First Quarter	138.59	125.83	132.81
Second Quarter	147.82	131.31	147.66
Third Quarter	159.70	147.91	149.32
Fourth Quarter	176.65	148.06	173.87
2022
First Quarter	175.52	141.39	158.93
Second Quarter	161.47	123.49	127.12
Third Quarter	151.56	118.78	118.78
Fourth Quarter	136.15	116.56	124.44
2023
First Quarter (through March 30, 2023)	148.88	121.18	148.88

This document relates only to the Trigger PLUS offered hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received at maturity with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws. As a prospective purchaser of the Trigger PLUS, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The Trigger PLUS are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or the Trust. S&P, S&P Global Inc. and the Trust make no representations or warranties to the owners of the Trigger PLUS or any member of the public regarding the advisability of investing in the Trigger PLUS. S&P, S&P Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

April 2023 Page 17

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Technology Select Sector Index. The Technology Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of certain public companies that are components of the S&P 500® Index. The Technology Select Sector Index includes component stocks in the following industries: computers and peripherals; software; diversified telecommunication services; communications equipment; semiconductor and semiconductor equipment; internet software and services; IT services; wireless telecommunication services; electronic equipment and instruments; and office electronics. See “The Technology Select Sector Index” in the accompanying index supplement.

April 2023 Page 18

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® Russell 2000 Value ETF Overview

The iShares® Russell 2000 Value ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Value Index. The iShares® Russell 2000 Value ETF is managed by iShares® Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000 Value ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on March 30, 2023:

Bloomberg Ticker Symbol:	IWN UP
Current Share Price:	$134.61
52 Weeks Ago:	$163.16
52 Week High (on 3/30/2022):	$163.16
52 Week Low (on 9/30/2022):	$128.93

The following graph sets forth the daily closing prices of the IWN Shares for the period from January 1, 2018 through March 30, 2023. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the IWN Shares for each quarter in the same period. The closing price of the IWN Shares on March 30, 2023 was $134.61. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The IWN Shares have at times experienced periods of high volatility, and you should not take the historical values of the IWN Shares as an indication of future performance.

IWN Shares Daily Closing Prices January 1, 2018 to March 30, 2023

April 2023 Page 19

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® Russell 2000 Value ETF (CUSIP 464287630)	High ($)	Low ($)	Period End ($)
2018
First Quarter	130.86	118.48	121.88
Second Quarter	135.64	119.36	131.92
Third Quarter	137.10	132.46	133.00
Fourth Quarter	131.92	102.04	107.54
2019
First Quarter	125.80	107.18	119.90
Second Quarter	126.06	114.14	120.50
Third Quarter	123.96	110.84	119.41
Fourth Quarter	129.00	115.48	128.58
2020
First Quarter	129.50	71.79	82.03
Second Quarter	109.12	74.44	97.46
Third Quarter	108.28	91.58	99.33
Fourth Quarter	132.30	100.90	131.75
2021
First Quarter	169.53	130.00	159.47
Second Quarter	173.97	156.91	165.77
Third Quarter	167.43	152.99	160.23
Fourth Quarter	176.88	157.31	166.05
2022
First Quarter	169.21	151.25	161.40
Second Quarter	162.71	134.47	136.15
Third Quarter	159.38	128.93	128.93
Fourth Quarter	149.64	131.32	138.67
2023
First Quarter (through March 30, 2023)	156.96	130.78	134.61

This document relates only to the Trigger PLUS offered hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws. As a prospective purchaser of the Trigger PLUS, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

April 2023 Page 20

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

“iShares®” is a registered trademark of BlackRock Fund Advisors (“BFA”). The Trigger PLUS are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the Trigger PLUS or any member of the public regarding the advisability of investing in the Trigger PLUS. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

The Russell 2000® Value Index. The Russell 2000® Value Index is a sub-group of the Russell 2000® Index, which is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value-oriented, with lower price-to-book ratios and lower forecasted growth values. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Value Index, see the information set forth under “Russell 2000® Value Index” in the accompanying index supplement.

April 2023 Page 21

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
INDU Index publisher:	S&P Dow Jones Indices LLC or any successor thereof
Share underlying indices:	With respect to the XLK Shares, the Technology Select Sector Index With respect to the IWN Shares, the Russell 2000® Value Index
Share underlying index publisher:	With respect to the XLK Shares, S&P Dow Jones Indices LLC, or any successor thereof. With respect to the IWN Shares, FTSE Russell, or any successor thereof.
Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not an index business day or a trading day, as applicable with respect to any underlying or if a market disruption event occurs with respect to any underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to any underlying.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Trigger PLUS, if any, to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

April 2023 Page 22

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Trigger PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Trigger PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Trigger PLUS are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Trigger PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Trigger PLUS, including the leveraged upside payment and the fact that the Trigger PLUS are linked to an index in addition to exchange-traded funds, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Trigger PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Trigger PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the

April 2023 Page 23

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

“constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Trigger PLUS and current market conditions, we expect that the Trigger PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, will hedge our anticipated exposure in connection with

April 2023 Page 24

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the Trigger PLUS by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the XLK Shares, the IWN Shares, in stocks constituting the INDU Index, the Technology Select Sector Index or the Russell 2000® Value Index and in futures and/or options contracts on the INDU Index, the XLK Shares, the IWN Shares, the Technology Select Sector Index or the Russell 2000® Value Index or their component stocks listed on major securities markets. Such purchase activity could potentially increase the level of any underlying on the pricing date, and therefore could increase the level at or above which such underlying must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the XLK Shares, the IWN Shares, the stocks constituting the INDU Index, the Technology Select Sector Index or the Russell 2000® Value Index, futures or options contracts on the INDU Index, the XLK Shares, the IWN Shares, the Technology Select Sector Index or the Russell 2000® Value Index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying, and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS. When MS & Co. prices this offering of Trigger PLUS, it will determine the economic terms of the Trigger PLUS such that for each Trigger PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement,

April 2023 Page 25

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM, the Technology Select Sector SPDR® Fund and the iShares® Russell 2000 Value ETF due April 20, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

April 2023 Page 26